Exhibit 24.3

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that the TWC Savings Plan (the "TWC Plan") and each of the undersigned members of the Administrative Committee of such TWC Plan and Time Warner Inc. ("Time Warner"), a Delaware corporation, which will file or has filed with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements on Form S-8, and amendments thereto, relating to the registration under said Act of interests in said TWC Plan and, separately in the TWC Plan of shares of Common Stock, par value $.01 per share and associated Rights to Purchase Series A Participating Cumulative Preferred Stock of Time Warner, to be purchased and/or issued pursuant to said TWC Plan, hereby constitutes and appoints GLENN A. BRITT, JAMES P. COTTINGHAM, CHARLES W. ELLIS, TOMMY J. HARRIS, THOMAS M. RUTLEDGE and BETH A. WANN each of them its true and lawful attorneys-in-fact and agents, with full power to act without the others for and in their name, place and stead, in any and all capacities, to sign and to file any such Registration Statement and all amendments and post-effective amendments thereto, with all exhibits thereto relating to the TWC Plan, and any and all documents in connection therewith, with the Securities and Exchange Commission in connection with any matter relating to said registration statements and to any and all such amendments and post-effective amendments, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 25 day of May, 1999.

TWC SAVINGS PLAN                            MEMBERS OF THE COMMITTEE
                                            ADMINISTERING THE
                                            TWC SAVINGS PLAN


By /s/ Tommy J. Harris                      /s/ Glenn A. Britt
   -------------------------                -------------------------
    Name:  Tommy J. Harris                  Glenn A. Britt
    Member of the Committee
    Administering the Plan                  /s/ James P. Cottingham
                                            -------------------------
                                            James P. Cottingham

                                            /s/ Charles W. Ellis
                                            -------------------------
                                            Charles W. Ellis

                                            /s/ Tommy J. Harris
                                            -------------------------
                                            Tommy J. Harris

                                            /s/ Thomas M. Rutledge
                                            -------------------------
                                            Thomas M. Rutledge

                                            /s/ Beth A. Wann
                                            -------------------------
                                            Beth A. Wann